Exhibit 10.2

Non- Qualified Stock Option Agreement

This Stock Option Agreement (this “Agreement”) is made and entered into as of ____ by and between Acme United Corporation, a Connecticut corporation, (the “Corporation”) and __________ (the “Optionee”).

Grant Date: ____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

 1.              Grant of Option

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1.1                Grant; Type of Option. The Corporation hereby grants to the Optionee an option (the “Option”) to purchase the total number of shares of Common Stock of the Corporation equal to the number of Option Shares set forth above, at the Exercise Price set forth above. The Option is being granted pursuant to the terms of the Corporation’s 2012 Employee Stock Option Plan (the “Plan”). The Option is a “non-qualified stock option.”

1.2                Consideration; Subject to Plan. The grant of the Option is made in consideration of the services to be rendered by the Optionee to the Corporation and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2.              Vesting; Expiration.

2.1                Vesting Schedule. Subject to (a) the continued employment of the Optionee and (b) Sections 10 and 17 of the Plan, the Option will become vested and exercisable in four (4) equal installments on the first day after the first, second, third and fourth anniversaries of the grant until the Option is 100% vested. The vesting of the Option will cease upon termination of the Optionee’s employment.

2.2                Expiration. The Option will expire on the Expiration Date set forth above, or earlier as provided in this Agreement or the Plan.

3.              Termination of Employment.

3.1                Termination for Reasons Other Than Retirement, Disability, or Death. If the Optionee’s employment is terminated for any reason other than retirement, Disability, or death, the Optionee may exercise the vested portion of the Option (in whole or in part) until the earlier of (a) the first anniversary after the date of such termination of the Optionee’s employment or (b) the Expiration Date.

3.2                Retirement. If the Optionee retires under a retirement or pension plan of the Corporation or of a Subsidiary, the Optionee may exercise the vested portion of the Option (in whole or in part) until the earlier of (a) the first anniversary after the Optionee’s termination of Employment or (b) the Expiration Date.

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3.3                Termination due to Disability. If the Optionee’s Employment terminates as a result of the Optionee’s Disability, the Optionee may exercise the vested portion of the Option (in whole or in part) until the earlier of (a) the first anniversary after the Optionee’s termination of Employment or (b) the Expiration Date.

3.4                Termination due to Death. If the Optionee dies within a period in which he or she is entitled to exercise an Option, the Option may be exercised by the Optionee’s Beneficiary (in whole or in part) until the earlier of (a) the date one year following the Optionee’s death or (b) the Expiration Date.

4.              Method of Exercise.

4.1                Election to Exercise. To exercise the Option in whole or in part, the Optionee (or in the case of exercise after the Optionee’s death or incapacity, the Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Chief Financial Officer of the Corporation an exercise notice in the form attached as Exhibit A or as may otherwise be designated by the Corporation from time to time. In the event that Optionee elects to exercise its Option pursuant to Section 4.2(b) or (c) below, Optionee shall deliver the requisite exercise notice to the Chief Financial Officer of the Corporation via email.

4.2                Method of Exercise. The entire Exercise Price of the Option shall be payable in full at the time the Option (or portion thereof) is exercised. Such payment shall be made:

(a)                 in cash in United States currency;

(b)                 subject to the consent of the Corporation at the time of exercise, by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option by the number of shares having an aggregate value equal to the total Exercise Price of the Option (or portion thereof) based on the Closing Price; or

(c)                 subject to the consent of the Corporation at the time of exercise, the Optionee may elect to receive in cash in an amount equal to the number of shares of Common Stock subject to the Option (or portion thereof) that is being exercised multiplied by the excess of (A) the Closing Price of the Common Stock, over (B) the exercise price per share of the Option.

4.3                Withholding. Prior to the issuance of shares upon the exercise of the Option, the Optionee must make arrangements satisfactory to the Corporation to pay or provide for any applicable federal, state and local withholding obligations of the Corporation. The Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the following means:

(a)                 tendering a cash payment; or

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(b)                 authorizing the Corporation to withhold shares of Common Stock from the shares of Common Stock or the cash equivalent otherwise issuable to the Optionee as a result of the exercise of the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law.

The Corporation has the right to withhold from any compensation paid to an Optionee. Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility

4.4                Issuance of Shares. Provided that the exercise notice and payment are in form and substance satisfactory to the Corporation, the Corporation shall issue the shares of Common Stock registered in the name of the Optionee, the Optionee’s designee (as designated in the notice of exercise), or the Optionee’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

5.              No Right to Continued Employment; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Optionee any right to be retained in any position, as an employee of the Corporation. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Corporation to terminate the Optionee’s employment at any time, with or without cause. The Optionee shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

6.              Transferability. The Option is not transferable by the Optionee other than to a designated beneficiary upon the Optionee’s death or by will or the laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by him or her. No assignment or transfer of the Option, or the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary upon death by will or the laws of descent or distribution) will vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option will terminate and become of no further effect.

7.              Adjustments. The shares of Common Stock subject to the Option may be adjusted in any manner as contemplated by Section 16 of the Plan.

8.              Tax Matters. The Corporation (a) makes no representation or undertaking regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items. The Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Optionee should consult a tax advisor prior to such exercise or disposition.

9.              Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Corporation’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Corporation and its counsel. The Optionee understands that the Corporation is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

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10.           Notices. Any notice required to be delivered to the Corporation under this Agreement shall be in writing and addressed to the Chief Financial Officer of the Corporation at the Corporation’s principal corporate offices. Any notice required to be delivered to the Optionee under this Agreement shall be in writing and addressed to the Optionee at the Optionee’s address as shown in the records of the Corporation. In the event that Optionee elects to exercise its Option pursuant to Section 4.2(b) or (c), Optionee shall deliver the requisite exercise notice to the Chief Financial Officer of the Corporation via email. Either party may designate another address in writing (or by such other method approved by the Corporation) from time to time.

11.           Governing Law. This Agreement will be construed and its provisions enforced and administered in accordance with and under the laws of the State of Connecticut except to the extent that such laws may be superseded by any Federal law.

12.           Options Subject to Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.           Non-Transferability; Successors and Assigns. Each Option shall be nonassignable and nontransferable by the Optionee other than by will or by the laws of descent and distribution. Each Option shall be exercisable during the Optionee’s lifetime only by the Optionee. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Corporation and upon the Optionee and the Optionee’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

14.           Amendment. Under certain circumstances, as set forth in Section 18 of the Plan, the Corporation has the right to amend the Plan and any outstanding Options; provided, that, no such amendment shall adversely affect the Optionee’s rights under any outstanding Option without the Optionee’s consent.

15.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

16.           Acceptance. The Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Optionee has read and understands the terms and provisions of the Plan and this Agreement, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions, determinations and interpretations of the Board of Directors upon any questions arising under the Plan.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACME UNITED CORPORATION

By:
Name:
Title:

OPTIONEE

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Exhibit A

Form of Notice of Exercise

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NOTICE OF EXERCISE
Under 2012 Employee Stock Option Plan

Date of Exercise: _______________

Ladies and Gentlemen:

This constitutes notice to Acme United Corporation (“Acme”) under my stock option that I elect to purchase the number of shares of Common Stock (the “Shares”) for the price set forth below.

Option Information

Stock option dated:

Number of shares as to which option is exercised:

Exercise price:	$

Shares to be issued in name of:

Instructions to Optionholder: There are three methods by which you may exercise your option. The first, Method 1, is the traditional form of exercise in which you pay the full exercise price of the option in cash and then receive Shares in the amounts set forth under “Option Information,” above. If you choose Method 1 below, do not complete the information required in Methods 2 and 3.

Alternatively, you can choose either (but not both of) a net share exercise (Method 2) or a pure cash settlement (Method 3). Either of these methods would eliminate the necessity of your making an out of pocket cash payment to Acme to exercise your option. If you choose Methods 2 or 3, the value of the Shares will be calculated using the Closing Price of Acme Common Stock determined in the manner described below. Note: In Methods 2 or 3, your choice is subject to Acme’s consent at the time of exercise.

If you choose Methods 2 or 3, you must deliver this exercise notice by email to the Chief Financial Officer of Acme.

Method 1. Standard Exercise. This method involves the payment of the option exercise price in full in cash and receipt of the full amount of Shares.

I enclose cash payment in full of the total exercise price for the Shares in the following amount as authorized by the related Stock Option Agreement: $_____________

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Method 2. Net Share Exercise. This method will enable you to avoid paying the exercise price of the option in cash; the option will be settled in shares. By choosing this method, you authorize Acme to decrease the number of the Shares to be delivered to you by the number of Shares having an aggregate value equal to the total exercise price of your option, calculated as follows:

Closing Price	A	$
Exercise Price	B	$
# Shares	C
Total Value to be Received	(A-B)*C	$

Divided by Closing Price equals # Shares to be delivered

Method 3. Cash Settlement. This method will enable you to avoid paying the exercise price of the option in cash; the option will be settled in cash. By choosing this method, you authorize Acme to deliver to you cash in an amount equal to the value of the Shares subject to the option, less the total exercise price of the option, calculated as follows:

Closing Price	A	$
Exercise Price	B	$
# Shares	C
Total Value to be Received	(A-B)*C	$

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the related Stock Option Agreement and the Acme 2012 Employee Stock Option Plan and (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of my option.

[Optionee Name]

Signature

If Methods 2 or 3 are selected:

Agreed to and approved:

ACME UNITED CORPORATION

By:
Name:
Title:

Definition of “Closing Price”: If you deliver your notice on a given trading day, whether during or after trading hours, Acme will use the closing price of the Common Stock published by NYSE MKT for that day. If you deliver an exercise notice before the opening of trading on a given day or on a non-trading day, Acme will use the closing price of the Common Stock published by NYSE MKT for the immediately preceding trading day.

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